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                                                                   EXHIBIT 99.3
                         NOTICE OF GUARANTEED DELIVERY
                      To Exchange any and all Outstanding
                     11 1/4% Senior Secured Notes due 2007
                                      for
                     11 1/4% Senior Secured Notes due 2007
                                      and
                  Floating Rate Senior Secured Notes due 2006
                                      for
                  Floating Rate Senior Secured Notes due 2006
                                      of
                         HOLLYWOOD CASINO CORPORATION
       Pursuant to the Exchange Offer and Prospectus dated       , 1999

  This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the 11 1/4% Senior Secured Notes due 2007 or Floating Rate Senior Secured Notes due 2006 (collectively, the "Original Notes"), of Hollywood Casino Corporation, a Delaware corporation (the "Company"), are not immediately available, (ii) Original Notes, the Letter of Transmittal and all other required documents cannot be delivered to State Street Bank and Trust Company (the "Exchange Agent") on or prior to 5:00 P.M., New York City time, on the Expiration Date (as defined in the Prospectus) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See the section entitled "Description of the Exchange Offer--Guaranteed Delivery
Procedures" in the prospectus of the Company dated      , 1999 (as the same
may be amended or supplemented from time to time, the "Prospectus"). Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                      State Street Bank and Trust Company

              By Mail:                             Overnight Courier:
 State Street Bank and Trust Company       State Street Bank and Trust Company
     Corporate Trust Department                Corporate Trust Department
            P.O. Box 778                          2 Avenue de Lafayette
     Boston, Massachusetts 02102           Fifth Floor, Corporate Trust Window
     Attention: Mackenzie Elijah            Boston, Massachusetts 02111-1724

                                               Attention: Mackenzie Elijah
 By Hand in New York (as Drop Agent)

 State Street Bank and Trust Company               By Hand in Boston:
             61 Broadway                   State Street Bank and Trust Company
 15th Floor, Corporate Trust Window               2 Avenue de Lafayette
      New York, New York 10006             Fifth Floor, Corporate Trust Window

                                            Boston, Massachusetts 02111-1724
    Facsimile Transmission Number

  (for Eligible Institutions Only)                Confirm by telephone:
           (617) 664-1452                            (617) 662-1525

  Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

  THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

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Ladies and Gentlemen:

  The undersigned hereby tenders to Hollywood Casino Corporation, a Delaware corporation (the "Company"), upon the terms and subject to the conditions set
forth in the Prospectus dated      , 1999 (as the same may be amended or
supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "Description of the Exchange Offer--Guaranteed Delivery Procedures."


 Name(s) of Registered Holder(s): __________________________________________

 Aggregate Principal Amount Amount Tendered: $ _____________________________

 Certificate No.(s) (if available): ________________________________________

 Total Principal Amount Represented by Original Notes Certificate(s): $ ____

 If Original Notes will be tendered by book-entry transfer, provide the following information:

 DTC Account Number: _______________________________________________________

 Date: _____________________________________________________________________
 --------
 *  Must be in denominations of $1,000 and any integral multiple thereof.


  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs personal representatives, successors and assigns of the undersigned.

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                                PLEASE SIGN HERE

 X
  -------------------------------------       -------------------------------

 X
  -------------------------------------       -------------------------------
  Signature(s) of Owner(s) or Authorized
                Signatory                                 Date

 Area Code and Telephone Number: ___________________________________________

   Must be signed by the holder(s) of the Original Notes as their name(s) appear(s) on certificates for Original Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                      Please print name(s) and address(es)

 Name(s):
     ----------------------------------------------------------------------

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 Capacity:
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 Address(es):
           -------------------------------------------------------------------

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                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a member of or participant in the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or learning agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Original Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Original Notes to the Exchange Agent's account at The Depositary Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

  The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Original Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.


 ---------------------------------          ---------------------------------
           Name of Firm                           Authorized Signature

 ---------------------------------          ---------------------------------
              Address                                     Title

 ---------------------------------          ---------------------------------
             Zip Code                            (Please Type or Print)

 Area Code and Telephone No. _____          Dated: __________________________


NOTE: DO NOT SEND CERTIFICATES FOR ORIGINAL NOTES WITH THIS FORM.

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